Exhibit 4.2

Form of Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS BEGINNING ON THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-296254) AND MAY NOT BE (A) SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED TO ANYONE OTHER THAN ANY SUCCESSOR, OFFICER, MANAGER OR MEMBER OF R.F. LAFFERTY & CO., INC. (OR OFFICERS, MANAGERS OR MEMBERS OF ANY SUCH SUCCESSOR OR MEMBER), OR ANY MEMBER OF THE UNDERWRITING SYNDICATE OR SELLING GROUP, OR (B) CAUSED TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THESE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [●]. VOID AFTER 5:00 P.M., EASTERN TIME, [●].

UNDERWRITER’S WARRANT

FOR THE PURCHASE OF [●] SHARES OF CLASS A COMMON STOCK

OF

VARSAL TECH, INC.

1. Purchase Warrant.

THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between Varsal Tech, Inc., a Delaware corporation (the “Company”), on the one hand, and R.F. Lafferty & Co., Inc. (the “Holder”), on the other hand, dated [●], 2026 (the “Underwriting Agreement”), the Holder, as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from the date that is six (6) months from [●](the “Closing Date”) (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, on [●]1 (the “Expiration Date ”)2, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to such number of shares of Class A Common Stock of the Company, par value $0.001 per share (“Class A Common Stock”) as equates to five percent (5.0%) of the aggregate number of shares of Class A Common Stock sold in the Offering (the “Shares”), including any Class A Common Stock sold upon exercise of the over-allotment option, subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $[●] per share of Class A Common Stock (which is equal to one hundred ten percent (110.0%) of the initial public offering price of the shares of Class A Common Stock sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per share of Class A Common Stock and the number of shares of Class A Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context. Capitalized terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

1 Closing date to be determined.

2 Five year anniversary of the Closing Date.

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2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Class A Common Stock being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Cashless Exercise. On or after the Commencement Date and until the Expiration Date, Holder may elect to receive the number of shares of Class A Common Stock equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A
Where, X	=	The number of shares of Class A Common Stock to be issued to Holder;
Y	=	The number of shares of Class A Common Stock for which the Purchase Warrant is being exercised;
A	=	The fair market value of one share of Class A Common Stock; and
B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of one share of Class A Common Stock is defined as follows:

(i) if the Class A Common Stock is traded on a national securities exchange, the value shall be deemed to be the weighted average price on such exchange for the five consecutive trading days ending on the day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

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(ii) if the Class A Common Stock is actively traded over-the-counter, the value shall be deemed to be the weighted average price of the Class A Common Stock for the five consecutive trading days ending on the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(iii) if there is no market for the Class A Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear the following legends unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”), or are exempt from registration under the Act:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS BEGINNING ON THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-296254) AND MAY NOT BE (A) SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED TO ANYONE OTHER THAN ANY SUCCESSOR, OFFICER, MANAGER OR MEMBER OF R.F. LAFFERTY & CO., INC. (OR OFFICERS, MANAGERS OR MEMBERS OF ANY SUCH SUCCESSOR OR MEMBER), OR ANY MEMBER OF THE UNDERWRITING SYNDICATE OR SELLING GROUP, OR (B) CAUSED TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THESE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).”

(ii) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by a certificate, instrument, or book entry so legended.

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3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, for a period of one hundred eighty (180) days from the date of the final prospectus (the “Final Prospectus”) relating to the Company’s Registration Statement on Form S-1 (File No. 333-296254), that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant to anyone other than: (i) any successor, officer, manager or member of the Representative (or officers, managers or members of any such successor or member), or (ii) any member of the underwriting syndicate or selling group, in each case in accordance with FINRA Rule 5110(e)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). On and after that date that is one hundred eighty (180) days after the date of the Final Prospectus, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days (meaning any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed) transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Class A Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

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4. Registration Rights.

4.1 Demand Registration.

4.1.1 Grant of Right. Unless all of the Registrable Securities (as defined below) are included in an effective registration statement with a current prospectus or a qualified offering statement with a current registration statement, the Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least fifty-one percent (51%) of the shares of Class A Common Stock underlying the outstanding Purchase Warrants (“Majority Holders”), agrees to register, on one occasion, all or any portion of the shares of Class A Common Stock underlying this Purchase Warrant that are permitted to be registered under the Act (collectively, the “Registrable Securities”). On such occasion, the Company will file a new registration statement or post effective amendment to the registration statement with the Commission (a “Demand Registration Statement”) covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement; or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty days after such offering is consummated. The demand for registration may be made at any time during a period of five (5) years beginning on the Closing Date.

4.1.2 Terms. The Holder(s) will be entitled to request (i) one (1) Demand Registration Statement, for which the Company shall bear all fees and expenses attendant to the first Demand Registration Statement pursuant to Section 4.1.1, but the Holder(s) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent the Holder(s) in connection with the sale of the Registrable Securities and (ii) one (1) Demand Registration Statement at the Holder(s)’ expense. The Company agrees to use its best efforts to cause the filing of a Demand Registration Statement required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of Class A Common Stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities or until the Holder(s) have completed the distribution of the Registrable Securities included in such registration statement, whichever occurs first. The Holder(s) shall only use the prospectuses provided by the Company to sell the shares of Class A Common Stock covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder(s) that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder(s) right to request Demand Registration Statements shall terminate on the fifth anniversary of the commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(C).

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4.2 “Piggy-Back” Registration.

4.2.1 Grant of Right. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus or a qualified offering statement with a current offering circular, the Holder shall have the right, for a period of five (5) years commencing on the Closing Date, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form S-8 or Form S-4). If such registration of securities filed by the Company is in connection with an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advises in good faith to the Company in writing (with a copy to each Holder) that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting such offering, the Company will include in such registration: (a) first, the securities the Company proposes to sell, (b) second, the remaining Registrable Securities requested by the Holder(s) to be included in such registration, pro rata among the respective Holder(s) on the basis of the number of remaining Registrable Securities owned by each such Holder, and (c) third, other securities requested to be included in such registration. If such registration of securities filed by the Company is in connection with an underwritten secondary registration on behalf of holders of Company securities (other than the Holder(s)), and the managing underwriter(s) advises in good faith to the Company in writing (with a copy to each Holder) that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting such offering, the Company will include in such registration: (a) first, the remaining Registrable Securities requested by the Holder(s) to be included in such registration, pro rata among the respective Holder(s) on the basis of the number of remaining Registrable Securities owned by each such Holder, and (b) second, other such securities requested to be included in such registration.

4.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holder(s) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than 30 days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder(s) shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been registered under an effective registration statement. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the foregoing “piggy-back” rights that does not relate to a firm commitment underwritten offering to remain effective for at least twelve (12) consecutive months from the effective date of such registration statement or until the Holder(s) have completed the distribution of the Registrable Securities in the registration statement, whichever occurs first. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2. Notwithstanding the provisions of this Section 4.2.2, such piggyback registration rights shall terminate on the fifth anniversary of the commencement of the sales of the Offering in accordance with FINRA Rule 5110(g)(8)(D).

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5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of Class A Common Stock purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Shares of Class A Common Stock. The Exercise Price and the number of shares of Class A Common Stock underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Stock Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock or by a split up of the shares of Class A Common Stock or other similar event, then, on the effective day thereof, the number of shares of Class A Common Stock purchasable hereunder shall be increased in proportion to such increase in outstanding shares of Class A Common Stock, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Shares of Class A Common Stock. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination or reclassification of Class A Common Stock or other similar event, then, on the effective date thereof, the number of shares of Class A Common Stock purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares of Class A Common Stock, and the Exercise Price shall be proportionately increased.

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6.1.3 Replacement of Class A Common Stock upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such shares of Class A Common Stock, or in the case of any stock reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or stock reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, stock reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Class A Common Stock of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in the shares of Class A Common Stock covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, stock reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Fundamental Transaction. If, at any time while this Purchase Warrant is outstanding, the Company enters into the following transactions with another Person (as defined below) or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Class A Common Stock (not including any shares of Class A Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock or share purchase agreement or other business combination): (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Class A Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the shares of Class A Common Stock or any compulsory share exchange pursuant to which the shares of Class A Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Purchase Warrant, the Holder shall have the right to receive, for each Purchase Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Class A Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the “Alternative Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Class A Common Stock for which this Purchase Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one share of Class A Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Class A Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Purchase Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Purchase Warrant and the Underwriting Agreement, and to deliver to the Holder in exchange for this Purchase Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Purchase Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of this Purchase Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Class A Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Purchase Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Purchase Warrant and the Underwriting Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Purchase Warrant and the Underwriting Agreement with the same effect as if such Successor Entity had been named as the Company herein. For purposes of this Purchase Warrant, “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other legal entity.

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6.1.5 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of shares of Class A Common Stock as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or stock reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or stock reconstruction or amalgamation which does not result in any reclassification or change of the outstanding shares of Class A Common Stock), the corporation formed by such consolidation or stock reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of Class A Common Stock and other securities and property receivable upon such consolidation or stock reconstruction or amalgamation, by a holder of the number of shares of Class A Common Stock of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, stock reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or stock reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Class A Common Stock upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of shares of Class A Common Stock or other securities, properties or rights.

6.4 No Anti-Dilution for Below-Offering Price Issuances. Notwithstanding anything to the contrary in this Section 6, no adjustment shall be made that would cause this Purchase Warrant to contain anti-dilution provisions prohibited by FINRA Rule 5110(g)(8)(E).

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7. Reservation and Listing.

The Company shall at all times reserve and keep available out of its authorized shares of Class A Common Stock, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of shares of Class A Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all shares of Class A Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Class A Common Stock issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Class A Common Stock issued to the public in the Offering may then be listed and/or quoted (if at all).

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Class A Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its shares of Class A Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or stock reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

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8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made if made in accordance with the notice provisions of the Underwriting Agreement to the addresses and contact information set forth below:

If to the Holder, then to:

R.F. Lafferty & Co., Inc.

40 Wall Street, 29th Floor

New York, NY 10005

Attn: John Heidenreich, Head of Equity Capital Markets

Email: JHeidenreich@rflafferty.com

With a copy to:

Winston Taylor LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Attn: Justin Hoffman, Esq.

Email: justin.hoffman@winstontaylor.com

If to the Company:

Varsal Tech, Inc.

363 Ivyland Road

Warminster, PA 18974

Attn: Pingxin Wang

Email: pxwang@varsal.com

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With a copy to:

Womble Bond Dickinson (US) LLP

888 7th Avenue, 38th Floor

New York, NY 10106

Attn: Pang Zhang-Whitaker, Esq.

Email: pang.zhang@wbd-us.com

9. Miscellaneous.

9.1 Amendments. The Company and the Representative may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Representative may deem necessary or desirable and that the Company and the Representative deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

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9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Warrant or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and the Underwriter enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

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9.9 Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Purchase Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Purchase Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Purchase Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Shares which it is then entitled to receive upon the due exercise of this Purchase Warrant. In addition, nothing contained in this Purchase Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Purchase Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9.10 Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Purchase Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

9.11 Severability. Wherever possible, each provision of this Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Purchase Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2026.

Varsal Tech, Inc.

By:
Name:
Title:

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EXHIBIT A

Exercise Notice

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______shares of Class A Common Stock of Varsal Tech, Inc., a Delaware corporation (the “Company”) and hereby makes payment of $____ (at the rate of $____ per share of Class A Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Class A Common Stock as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of shares of Class A Common Stock for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ shares of Class A Common Stock under the Purchase Warrant for ______shares of Class A Common Stock, as determined in accordance with the following formula:

X	=	Y(A-B)
A
Where, X	=	The number of shares of Class A Common Stock to be issued to Holder;
Y	=	The number of shares of Class A Common Stock for which the Purchase Warrant is being exercised;
A	=	The fair market value of one share of Class A Common Stock; and
B	=	The Exercise Price.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the shares of Class A Common Stock as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of shares of Class A Common Stock for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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EXHIBIT B

Assignment Notice

Form to be used to assign Purchase Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, _____________________ does hereby sell, assign and transfer unto the right to purchase _______________shares of Class A Common Stock of Varsal Tech, Inc., a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________ 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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